EXHIBIT 1.(1)(a)


RESOLUTIONS FOR THE ESTABLISHMENT OF A
VARIABLE LIFE REGISTERED SEPARATE ACCOUNT                         May 6, 1997


      WHEREAS, the management of the Company has determined that the Company shall take the necessary steps to (i) develop a variable life insurance marketing program, (ii) obtain variable life certificate of authority in every state in which the Company is authorized to transact business, and (iii) enable the Company to issue variable life contracts;

      NOW THEREFORE BE IT RESOLVED, that the Company, pursuant to the provisions of TEX. INS. CODE art. 3.75 (1996) and TEX. ADMIN. CODE tit. 28, ss. 3.806 (1996), hereby establishes a variable life registered separate account to be designated "American General Life Insurance Company Separate Account VL-R," (hereinafter "the Separate Account") for the following use and purposes, and subject to such conditions as hereinafter set forth; and

      BE IT FURTHER RESOLVED, that the Separate Account is established for the purpose of providing for the issuance by the Company of such variable life or such other contracts ("Contracts") as the Chief Executive Officer or his designated representative may designate for such purpose and shall constitute a Separate Account into which are allocated amounts paid to or held by the Company under such Contracts; and

      BE IT FURTHER RESOLVED, that pursuant to TEX. INS. CODE art. 3.75 ss. 1(c) (1996) and except as provided by the next paragraph, amounts allocated to the Separate Account and accumulations on those amounts may be invested and reinvested without regard to any requirements or limitations prescribed by the laws of the State of Texas governing the investments of life insurance companies, and the investments in the Separate Account will not be taken into account in applying the investment limitations otherwise applicable to the investments of the Company; and

      BE IT FURTHER RESOLVED, that pursuant to TEX. INS. CODE art. 3.75 ss. 1(d) (1996), reserves for benefits guaranteed as to dollar amount and duration and funds guaranteed as to principal amount or stated rate of interest will not be maintained in the Separate Account except with the approval of the Texas Commissioner of Insurance and under conditions for investments, and other matters, that recognize the guaranteed nature of the benefits provided and that are prescribed by the Texas State Board of Insurance; and

      BE IT FURTHER RESOLVED, that pursuant to TEX. INS. CODE art. 3.75 ss. 1(f) (1996) and to the extent provided under the Contracts, the portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct; and

      BE IT FURTHER RESOLVED, that pursuant to TEX. ADMIN. CODE tit. 28, ss. 3.806(2) (1996), the Company shall maintain assets in the Separate Account with a value at least equal to the greater of the valuation reserves for the variable portion of the Contracts or the benefit base for such Contracts; and

      BE IT FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account shall be credited to or charged against the Separate Account, in accordance with the Contracts, without regard to other income, gains, or losses of the Company; and

      BE IT FURTHER RESOLVED, that the fundamental investment policy of the Separate Account shall be to invest or reinvest the assets of the Separate Account in securities issued by investment companies registered under the Investment Company Act of 1940, as amended, as the Company designates pursuant to the provisions of the Contracts; and

      BE IT FURTHER RESOLVED, that multiple investment divisions be, and hereby are, established within the Separate Account to which net payments under the Contracts will be allocated in accordance with instructions received from contract holders, and that the Chief Executive Officer or his designated representative be, and hereby is, subject to applicable state insurance regulatory approval, authorized to increase or decrease the number of investment divisions in the Separate Account as deemed necessary or appropriate; and

      BE IT FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment Corporation organized as a series fund pursuant to the Investment Company Act of 1940; and

      BE IT FURTHER RESOLVED, that the Chief Executive Officer, President and Treasurer be, and they hereby are, authorized, subject to applicable state insurance regulatory approval, to deposit such amount in the Separate Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Separate Account's operations; and

      BE IT FURTHER RESOLVED, that the Chief Executive Officer of the Company or his designated representative be, and hereby is, authorized to change the designation of the Separate Account to such other
designation  as  the  Chief   Executive  Offer  may  deem  necessary  or
appropriate; and

      BE IT FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (i) register the Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (ii) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (iii) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of the Separate Account in order to comply with the Investment Company


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

Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filings of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

      BE IT FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Separate Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the entering into contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith, to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem them to be in the best interests of the Separate Account and the Company; and

      BE IT FURTHER RESOLVED, that the Chief Executive Officer of the Company or his designated representative be, and hereby is, authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of such Contracts as required by the applicable laws with respect to securities owned by the Separate Account; and

      BE IT FURTHER RESOLVED, that the General Counsel for the Company be, and hereby is, authorized in the names of and on behalf of the Separate Account and the Company to execute and file irrevocable written consents on the part of the Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the laws therein in connection with said Contracts and to appoint the appropriate state official, or such other person as may be allowed by said laws, agent of the Separate Account and of the Company for the purpose of receiving and accepting process; and

      BE IT FURTHER RESOLVED, that the Chief Executive Officer of the Company or his designated representative be, and hereby is, authorized, subject to applicable state insurance regulatory approval, to execute such agreement or agreements on such terms and subject to such modifications as deemed necessary or appropriate (i) with a qualified entity that will be appointed principal underwriter and distributor for the Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance, and administration of the Contracts; and

      BE IT FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments on behalf of the Separate Account to be made; and


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

      BE IT FURTHER RESOLVED, that the Chief Executive of the Company or his designated representative be, and hereby is, subject to applicable state insurance regulatory approval, authorized to establish and designate additional variable life registered separate accounts, in accordance with the provisions (statutory and otherwise) set forth in these resolutions, as the Chief Executive Officer of the Company or his designated representative may deem necessary or appropriate in order to accommodate and provide for alternative investment strategies and policies for variable life registered contracts that cannot be accommodated by or provided for through Separate Account VL-R; and

      BE IT FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


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